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                                                                      EXHIBIT 11

                              THE FIRST YEARS INC.
                        PRIMARY NET INCOME PER SHARE AND
                       FULLY DILUTED NET INCOME PER SHARE

                                                       THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                             JUNE 30,                            JUNE 30,
                                                             --------                            --------
                                                      1997             1996                 1997           1996
                                                      ----             ----                 ----           ----

PRIMARY NET INCOME PER SHARE

Net income available for common shares
and common stock equivalent shares                 $2,009,563       $1,367,094           $3,676,064       $2,553,667
                                                   ----------       ----------           ----------       ----------

 Primary net income per share                      $     0.39       $     0.29           $     0.71       $     0.54
                                                   ----------       ----------           ----------       ----------

SHARES USED IN COMPUTATION

Weighted average common shares
outstanding                                         4,968,217        4,528,534            4,959,478        4,522,024

Common stock equivalents - options                    248,457          233,796              216,883          203,867
                                                   ----------       ----------           ----------       ----------
Total common stock and common
stock equivalent dilutive shares                    5,216,674        4,762,330            5,176,361        4,725,891
                                                   ==========       ==========           ==========       ==========

FULLY DILUTED NET INCOME PER SHARE

Net income available for common shares
and common stock equivalent shares                 $2,009,563       $1,367,094           $3,676,064       $2,553,667
                                                   ----------       ----------           ----------       ----------

 Fully diluted net income per share                $     0.39       $     0.29           $     0.71       $     0.54
                                                   ----------       ----------           ----------       ----------

SHARES USED IN COMPUTATION

Weighted average common shares
outstanding                                         4,968,217        4,528,534            4,959,478        4,522,024

Common stock equivalents - options                    281,566          233,796              233,438          218,198
                                                   ----------       ----------           ----------       ----------
Total common stock and common
stock equivalent dilutive shares                    5,249,783        4,762,330            5,192,916        4,740,222
                                                   ==========       ==========           ==========       ==========








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